EXHIBIT 99.B8(b)


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                         Nations Annuity Trust

                        Global Custody Agreement



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Global Custody Agreement

Agreement dated as of February __, 1998, between The Bank of New York (the "Custodian"), acting through its office at 35 avenue des Arts, Brussels, Belgium, and Nations Annuity Trust (the "Client"), on behalf of the portfolios listed on Appendix F (individually a "Portfolio" and collectively the "Portfolios").

Whereas, the Client desires to arrange for the custody of certain of its assets and the provision of related services by the Custodian;

Now, Therefore, in consideration of the mutual agreements contained herein, the Custodian and the Client agree as follows:

1.       Definition

The following terms, as used herein, shall have the following meanings:

"Authorized Instruction" means (i) a written, oral or electronic communication accepted by the Custodian in good faith that has been transmitted subject to the Security Procedures agreed upon in writing by the Custodian and the Client or (ii) any other written, oral or electronic communication that the Custodian believes in good faith to have been given by an Authorized Person. In the event the Client chooses to use facsimile as a method of communication hereunder, the Custodian requires the use of a test key facility, or in such absence, a letter of indemnification to the Custodian in form and substance satisfactory to it.

"Authorized Persons" means those individuals who have been designated by or duly authorized by the Client pursuant to necessary corporate or other action (which shall be evidenced by appropriate documentation delivered to the Custodian) to act on behalf of the Client in connection with this Agreement. Such persons shall continue to be Authorized Persons until such time as the Client has delivered to the Custodian appropriate documents revoking the authority of such persons.

"Cash" has the meaning set forth in Section 5.

"Cash Account" means a current account (which may be divided into a number of subaccounts, denominated in U.S. dollars, Belgian francs or any other currency or Composite Currency Unit acceptable to the Custodian) opened by the Custodian on its books in the name of the Client on behalf of a Portfolio.

"Communication Products" has the meaning set forth in Section 26.

"Composite Currency Units" means the European Currency Unit ("ECU"), the Special Drawing Right ("SDR") or another composite unit consisting of the aggregate of specified amounts of specified currencies, as such ECU, SDR or other unit may be constituted from time to time.

"IMRO Rules" means the rules of the Investment Management Regulatory Organization Limited, as in effect on the date hereof.

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"BONY Affiliate" means any office or branch of The Bank of New York
("BONY") and any other entity that directly, or indirectly through one or more intermediaries, controls BONY or that is controlled by or is under common control with BONY.

"Securities Account" means any securities account opened by the Custodian on its books in the name of the Client on behalf of a Portfolio.

"Securities Depository" means any securities depository, book-entry system or clearing system used by the Custodian from time to time in accordance with Section 4(e) hereof.

"Security" means any share, stock, bond, debenture, note, certificate of indebtedness, warrant or other security or financial instrument acceptable to the Custodian (whether represented by a certificate or by a book-entry on the records of the issuer or other entity responsible for recording such book-entries) that is from time to time held for the account of a Portfolio directly, or indirectly through a subcustodian or Securities Depository, by the Custodian pursuant to this Agreement.

"Security Procedure" means, for any specified method of communication, a procedure agreed upon in writing by the Custodian and the Client for the purpose of verifying that an Authorized Instruction given pursuant to such method of communication is that of the Client or detecting error in the transmission or the content of such Authorized Instruction. A Security Procedure may require the use of algorithms or other codes, identifying words or numbers, encryption, callback procedures, or similar security devices.

"Subcustodian" means any bank or other institution (other than a Securities Depository) used by the Custodian to hold Securities from time to time in accordance with Section 4(e) hereof.

"Tax" has the meaning set forth in Section 9.

2.       Representations, Warranties and Covenants of the Client

The Client represents and warrants that the execution, delivery and performance by the Client of this Agreement (i) are within the Client's corporate, trust or other constitutive powers; (ii) have been duly authorized by all necessary corporate, trust or other appropriate action under its organizational documents; (iii) require no action by or in respect of, any governmental body, agency or official (including without limitation any exchange control approvals); and (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of the Client or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Client. The Client represents, warrants and covenants that the Custodian shall be entitled to transfer all Securities, in accordance with Authorized Instructions, free of any proprietary or equitable interest of any person or entity (other than interests of the Portfolios of the Client and interests of the Custodian, Subcustodians and Securities Depositories that are created by this Agreement). The Client agrees to inform the Custodian immediately if any statement set forth in this Section 2 ceases to be true and correct as of any date after the date hereof.

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3.       Securities Accounts

The Client hereby establishes with the Custodian one or more Securities Accounts, which shall contain, in the manner and on the terms specified herein, each Portfolio's Securities.

4.       Terms of Custody

(a) Authority to Hold Securities. Subject to the terms and conditions of this Agreement, the Client hereby authorizes the Custodian to hold any Securities received from time to time for the account of the Client. The Custodian may, at its sole discretion, hold the Securities directly or indirectly through one or more eligible Subcustodians or Securities Depositories. Securities held indirectly through any Subcustodian shall be held subject to the terms and conditions of the Custodian's agreement with such Subcustodian. Securities held indirectly through any Securities Depository shall be held subject to the terms of any agreement between the Custodian or Subcustodian and such Securities Depository and to the rules and terms and conditions of such Securities Depository.

(b) Fungibility. All Securities of any issue shall be treated as fungible with all other Securities of the same issue held by the Custodian directly, or indirectly through any Subcustodian or Securities Depository. Therefore, the Client shall have no right to any specific securities of an issue but shall instead be entitled, subject to applicable laws and regulations and to the terms of this Agreement, to transfer, deliver or repossess from the Custodian an amount of securities of such issue that is equivalent to the amount of such securities credited to a Securities Account, without regard to the certificate numbers (or other identifying information) of the Securities originally deposited, and the Custodian's obligation to the Client with respect to such Securities shall be limited to effecting such transfer, delivery or repossession.

(c) Identification of Client's Interests. The Custodian shall cause the Client's interest in any Securities held by the Custodian directly, or indirectly through any Subcustodian or Securities Depository, to be evidenced by a credit to a Securities Account on the books of the Custodian. The Custodian shall instruct each Subcustodian to credit all Securities held by such Subcustodian directly, or indirectly through a Securities Depository, to an account of the Custodian on the books of such Subcustodian. The Custodian shall instruct, or direct the relevant Subcustodian to instruct, each Securities Depository to credit all Securities held by such Securities Depository to an account of the Custodian or the relevant Subcustodian on the books of such Securities Depository. Securities may be registered in the name of the Custodian's nominee or, as to any Securities held by an entity other than the Custodian, in the name of such entity's nominee. The Client agrees to hold any such nominee harmless from any liability but only as a holder of record of such Securities.

(d) Liens of Subcustodians and Securities Depositories. Unless the Custodian has received Authorized Instructions to the contrary, the Custodian shall hold Securities indirectly through a Subcustodian or Securities Depository only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or Securities Depository or the creditors or operators of any of them, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of the Securities or for Portfolios advanced on behalf of the Client by such

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Subcustodian or Securities Depository and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(e) Selection of Subcustodians and Securities Depositories. The list of Subcustodians and Securities Depositories used by the Custodian as of the date hereof is listed on Appendices A1 and A2 hereto. The Custodian reserves the right to add and delete eligible Subcustodians and Securities Depositories to and from such list from time to time by notice to the Client, provided that any Subcustodians that are added shall constitute an "Eligible Foreign Custodian" within the meaning of Rule 17f-5 under the Investment Company Act of 1940 (the "1940 Act"). The Custodian agrees to promptly notify Client if it learns that any Subcustodian no longer constitutes an "Eligible Foreign Custodian" and of any failure by any Subcustodian to observe any material term of its appointment. The Custodian agrees that if it replaces the Subcustodian or Securities Depository used in any country with another Subcustodian or Securities Depository, it will not transfer any of the Client's Securities from the former Subcustodian or Securities Depository for such country to the replacement Subcustodian or Securities Depository for such country without giving the Client at least 60 days' prior written notice.

(f) Notwithstanding anything herein to the contrary, neither the Custodian nor Subcustodian shall have the authority to pledge or lend any securities.

5.       Cash Account

(a) The Client hereby establishes and shall maintain with the Custodian a Cash Account to be used in connection with transactions relating to the Securities. The collected balance from time to time in the Cash Account shall constitute "Cash". Any credit made to the Cash Account shall be provisional and may be reversed if such payment is not actually collected or received.

(b) Except as otherwise provided by law, the Cash Account (including subdivisions maintained in different currencies, including Composite Currency Units) shall constitute one single and indivisible current account. Consequently, the Custodian has the option of transferring the balance of any subaccount of the Cash Account to any other subaccount at any time provided prior notice.

(c) The Custodian may in accordance with customary practice hold any currency (other than Belgian Francs) or Composite Currency Unit in which any subdivision of the Cash Account is denominated on deposit in, and effect transactions relating thereto through, an account (a "Foreign Account") with a BONY Affiliate or another bank in the country where such currency is the lawful currency or in other countries where such currency or Composite Currency Unit may be lawfully held on deposit.

(d) The Custodian shall have no liability for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may affect the transferability, convertibility, or availability of any currency (other than Belgian Francs) or Composite Currency Unit in the countries where such Foreign Accounts are maintained and in no event shall the Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose

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transferability, convertibility or availability has been affected by such law, regulation or event. To the extent that any such law, regulation or event imposes a cost or charge upon the Custodian in relation to the transferability, convertibility, or availability of any such currency or Composite Currency Unit, such cost or charge shall be for the account of the Client. If pursuant to any such law or regulation, or as a result of any such event, the Custodian cannot deal in any component currency of a Composite Currency Unit or effect a particular transaction in a Composite Currency Unit on behalf of the Client, the Custodian may thereafter treat any account denominated in an affected Composite Currency Unit as a group of separate accounts denominated in the relevant component currencies.

(e) Transactions in a currency or Composite Currency Unit shall be subject to the regulations laid down by the exchange control authorities of Belgium and of the country where such currency (or component currency) is the lawful currency or where such currency or Composite Currency Unit is held on deposit. The Client's Cash Account will be governed further in accordance with the Service Level Description.


Instructions by the Client

(a) Generally. The Client shall give an Authorized Instruction with respect to Cash and Securities only to the Custodian or to the Custodian's designee. The Client agrees to be bound by all Authorized Instructions, whether or not such instructions were duly authorized in accordance with the Client's own procedures. The Custodian shall not be required to follow any Authorized Instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal) or that would be contrary to any provision of this Agreement.

(b) Payments. Payments shall be made by the Custodian, or a Subcustodian at the direction of the Custodian, only to the extent that sufficient Cash in the applicable currency is available in the Cash Account or otherwise available therefor and only (i) as specified by an Authorized Instruction, (ii) as permitted by Sections 14 and 15 or (iii) upon the termination of this Agreement as set forth in Section 16 hereof. The Custodian may make payments, or direct a Subcustodian to make payments, from time to time on behalf of the Client when sufficient Cash in the applicable currency is not available in the Cash Account or otherwise available therefor, but neither the Custodian nor any Subcustodian shall have any obligation to make such payments. If any payments are made that result in an overdraft in a particular currency, then such overdraft shall be payable on demand by the Custodian and shall bear interest for each day outstanding at the rate customarily charged by the Custodian for overdrafts in such currency.

(c) Delivery of Securities. Any Securities held by a Subcustodian shall be subject only to the instructions of the Custodian and any Securities held by a Securities Depository shall be subject only to the instructions of the Custodian or the Subcustodian for which such Securities Depository is acting. Securities shall be transferred, exchanged, or delivered by the Custodian, or a Subcustodian at the direction of the Custodian, only to the extent that sufficient Securities are actually in a Securities Account and available for delivery and only:

(i)      As specified by an Authorized Instruction;

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(ii)     In exchange for or upon conversion into other Securities or
         Cash pursuant to a plan of merger, consolidation, reorganization, recapitalization or readjustment;

(iii) Upon the conversion of Securities pursuant to their terms into other Securities;

(iv)     As permitted by Sections 14; or

(v)      Upon the termination of this Agreement as set forth in Section
         16 hereof.

7.       Corporate Events

(a) Collections. Unless the Custodian has received an Authorized Instruction to the contrary, the Custodian shall, or shall instruct the appropriate Subcustodian to, collect dividends, interest and other payments made and stock dividends, rights and similar distributions made or issued with respect to Securities and present for payment maturing Securities and those called for redemption, in each case net of any applicable taxes or other charges withheld by the maker of such payment or distribution. Neither the Custodian nor any Subcustodian shall have any obligation to commence legal proceedings or to take other extraordinary actions to collect any of the foregoing payments or distributions.

(b) Rights Offerings. Promptly after the Custodian becomes aware thereof, the Custodian shall notify the Client of any rights offering by an issuer of Securities. If the Client does not send an Authorized Instruction to the Custodian regarding the exercise of rights under such offering by the reasonable deadline set by the Custodian in such notice, then to the extent permitted by applicable law and consistent with local market practice, the Custodian or the applicable Subcustodian shall sell such rights in the principal market for such rights and deposit the proceeds of such sale in the Cash Account.

(c) Partial Redemptions. Promptly after the Custodian becomes aware thereof, the Custodian shall notify the Client of the partial redemption of any Securities. If the Custodian or any Subcustodian or Securities Depository holds any Securities in which the Client has an interest as part of a fungible mass, the Custodian or such Subcustodian or Securities Depository may select the securities to participate in partial redemptions, partial payments or other actions affecting less than all securities of the relevant class in any non-discriminatory manner that it customarily uses to make such selection.

(d) Authority of Custodian. Unless the Custodian has received an Authorized Instruction to the contrary, the Custodian shall, or shall instruct the appropriate Subcustodian to: (i) execute in the name of the Client such ownership and other certificates as may be required to obtain payment or exercise any rights in respect of any Securities; (ii) accept and open all mail directed to the Client in care of the Custodian or such Subcustodian; and (iii) retain or dispose of fractional interests received by the Custodian or such Subcustodian as a result of stock dividends in accordance with local law and practice. With respect to any corporate events not listed above, the Custodian shall (in the absence of an Authorized Instruction from the Client within any prescribed deadline) take any action that it considers appropriate in the circumstances; provided that the Custodian shall not be liable for the consequences of any such action.


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The Custodian's duties in relation to Corporate Actions will be governed further in accordance with the Service Level Description.

8.       Reporting

(a) Statements. The Custodian shall mail, or cause to be mailed, or transmit electronically to the Client (or, with prior written consent of the Client, make available electronically) monthly statements of the Securities Accounts and Cash Account for each Portfolio. Such statements shall list all Securities and Cash and specify (i) whether the Securities are held directly by the Custodian or indirectly through a Subcustodian or Securities Depository (ii) the amount of Cash held on deposit in each currency. The Client agrees that each such statement shall be binding on the Client 30 days after (a) in the case of any statement sent by mail, it has been mailed by first class mail, postage prepaid or (b) in the case of any statement transmitted or made available electronically, it has been transmitted or made available electronically to the Client, unless the Client has therefore notified the Custodian in writing of any inaccuracy in such statement subject always to the Custodian's overriding duty to reconcile its records to the Cash and Securities actually held.

(b) Access to Records. The Custodian shall allow the Client and its independent public accountants reasonable access to the records of the Custodian relating to the Securities and Cash as is required by the Client or its accountants in connection with their examination of the books and records pertaining to the affairs of the Client and shall require each Subcustodian and Securities Depository to grant such access to the Client and its independent public accountants to the extent consistent with applicable law and regulations. The Custodian has no obligation to maintain any records for a period of more than 10 years.

9.       Taxes

The Client shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any Cash, Securities or other property held on behalf of the Client or any transaction related thereto. The Client shall indemnify the Custodian and each Subcustodian for the amount of any Tax that the Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of, the Client (including any payment of Tax required by reason of an earlier failure to withhold) . The Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that the Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Client, the Custodian is hereby authorized to withdraw Cash from any subaccount of the Cash Account in the amount required to pay such Tax and to use such Cash, or to remit such Cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of Cash in all subaccounts of the Cash Account is not sufficient to pay such Tax, the Custodian shall promptly notify the Client of the additional amount of Cash (in the appropriate

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currency) required, and the Client shall directly deposit such additional amount in the Cash Account promptly after receipt of such notice, for use by the Custodian as specified herein. In the event that the Client is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Client under any applicable law, the Custodian shall, or shall instruct the applicable Subcustodian or the withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that the Custodian shall have received from the Client all documentary evidence of residence or other qualifications for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for rePortfolio, then the Custodian and the applicable Subcustodian shall, upon request, assist the Client with such applications. Neither the Custodian nor any Subcustodian shall have any responsibility for the accuracy or validity of any forms or documentation provided by the Client to the Custodian hereunder, and the Client hereby indemnifies and agrees to hold harmless the Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation.

10.      Responsibilities; Indemnification by the Custodian

(a)(i) Custodian and Indemnified Subcustodians. The Custodian will use reasonable care in the performance of its duties, exercise the same degree of care with respect to the Securities as it would with respect to its own securities and property and indemnify the Client and hold the Client harmless from any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors) incurred by the Client by reason of the negligence (whether through action or inaction) or willful misconduct of the Custodian or any Subcustodian that is a BONY Affiliate or a Subcustodian that is not a BONY Affiliate ("Non-affiliated Subcustodian") in respect of which it agrees in this Agreement to indemnify for its negligence (whether through action or inaction) or willful misconduct ("Indemnified Non-affiliated Subcustodian") as set forth in Appendix A1, as it may be amended from time to time.

As a condition precedent to its right to be indemnified under Section 10(a)(i), the Client shall give the Custodian notice in writing as soon as possible with respect to the following:

Upon receipt of notice from a customer of the Client, whether written or oral, of an intention to make a claim against the Client with respect to the negligence (whether through action or inaction) or willful misconduct of the BONY Affiliate Subcustodian or the Indemnified Non-affiliated Subcustodian, or the Client becoming aware of circumstances which may give rise to it suffering a loss or liability as a result of such negligence or willful misconduct, the Client shall as soon as reasonably possible after such receipt or becoming so aware, give reasonable details of such notice or such circumstances to the Custodian.

As soon as possible thereafter and subject to receipt by it of sufficient information upon which to make its decision, the Client shall decide whether or not it wishes to seek indemnify under this Section 10(a)(i) and shall notify the Custodian accordingly.

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The Client agrees that the Custodian shall have the absolute right in its sole discretion to terminate its indemnification of an Indemnified Non-affiliated Subcustodian and to classify it in the category of a Non-indemnified Non-affiliated Subcustodian (as defined hereafter) at any point during the term of the Custodian's custody of the Securities, effective upon telephone notice. The Custodian agrees that it shall provide immediate notice to the Client in writing of such termination of indemnification. A claim for indemnification of an Indemnified Non-affiliated Subcustodian shall survive such termination if: (a) the claim for indemnification is made to the Custodian prior to the effective time of termination of indemnification (`Indemnification Termination') or (b) the claim for indemnification arose prior to the Indemnification Termination and is made within 15 days from the Indemnification Termination. The parties shall treat an Indemnified Non-affiliated Subcustodian as a New Subcustodian (as defined hereafter) pursuant to Section 10(a)(iii) if at any time after the execution of this Agreement, the Client fails to maintain with the Custodian for a period of six months any Securities held through an Indemnified Non-affiliated Subcustodian listed in Appendix A1.

(a)(ii) Non-indemnified Non-Affiliated Subcustodians. The Custodian's responsibility with respect to any Securities held by a Subcustodian, other than a BONY Affiliate or an Indemnified Non-affiliated Subcustodian, (`Non-indemnified Non-affiliated Subcustodian') or any carrier of Securities acting for the Custodian or any Subcustodian is limited to the failure on the part of the Custodian (or a Subcustodian that is a BONY Affiliate or Indemnified Non-affiliated Subcustodian) to exercise reasonable care in the selection or retention of such Non-indemnified Non-affiliated Subcustodian or carrier and the Custodian will hold the Client harmless from and indemnify it against any loss that occurs as a result of the failure of the Custodian (or such BONY Affiliate or an Indemnified Non-affiliated Subcustodian) to exercise such reasonable care. In the event that the Client incurs any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors) directly as the result of the negligence (whether through action or inaction) or willful misconduct of any Subcustodian (other than a BONY Affiliate or Indemnified Non-affiliated Subcustodian), the Custodian will pursue by all reasonable means the enforcement of all of the rights of the Client or the Custodian against such Subcustodian in respect thereof; provided, however, that the Custodian will not be required to initiate legal proceedings in a court of law. The Custodian may initiate legal proceedings in a court of law at the Client's request and expense and subject to any indemnification satisfactory to it.

(a)(iii) New Subcustodians. With respect to any Subcustodian who is not listed in Appendix A1 hereto ("New Subcustodian"), in countries in which the Client seeks to invest hereafter, the Client undertakes to provide written notice to the Custodian promptly of any such new country to allow the Custodian to act in timely fashion, and the Custodian, in turn, shall promptly notify the Client if it is willing to indemnify the Client in respect of the negligence or willful misconduct of a Non-affiliated Subcustodian. The Custodian shall have no obligation to provide any indemnification to the Client in respect of any New Subcustodian and shall have absolute discretion with respect to the terms and conditions of the indemnification, if any, in respect to any New Subcustodian; provided, however, that to the extent the Custodian decides to provide an indemnity in respect to a New Subcustodian such indemnification shall be in respect to the negligence and willful misconduct of such New Subcustodian. If, for any reason, the Client engages in a trade in such new country and instructs the Custodian to settle it without having

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given the Custodian prior written notice and without having received notice from the Custodian with respect to indemnification or lack thereof, the parties hereto shall treat any New Subcustodian for such new country as a Non-indemnified Non-affiliated Subcustodian. In the event the Custodian replaces an existing Subcustodian in any country with another Subcustodian, the new Subcustodian shall also be treated as a New Subcustodian for purposes of indemnification and the Custodian shall notify the Client in accordance with Section 18.

(a)(iv) Securities Depositories. The Custodian shall have no responsibility for the selection or retention of any Securities Depository or for the performance of any Securities Depository; provided, however, that the Custodian will pursue by all reasonable means all of the rights of the Client or the Custodian against such Securities Depository in respect of any loss or liability incurred by the Client directly as a result of any negligence or willful misconduct on the part of the Securities Depository; provided, however, that the Custodian will not be required to initiate legal proceedings in a court of law. The Custodian may initiate legal proceedings in a court of law at the Client's request and expense and subject to any indemnification satisfactory to it.

(b) Insurance. The Custodian shall, and shall require each Subcustodian to, maintain insurance coverage with respect to the Securities covering such risks and in such amounts as the Custodian or such Subcustodian maintains with respect to Securities which the Custodian or such Subcustodian holds for its own account and for the account of other customers.

(c) Indemnification by the Custodian and Subcustodians. The Custodian shall indemnify the Client against, and hold the Client harmless from, any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors, but excluding all losses and liabilities of the types described in Section 11 hereof incurred by the Client by reason of the negligence (whether through action or inaction) or willful misconduct of the Custodian or any Subcustodian that is a BONY Affiliate in connection with the services provided pursuant to this Agreement or the applicable subcustodian agreement. The Custodian shall require each Subcustodian that is not a BONY Affiliate to indemnify the Custodian and the Client against, and hold the Custodian and the Client harmless from, any loss or liability; (including, without limitation, the reasonable fees and disbursements of counsel, but excluding all losses and liabilities of the types specified in Section 11) incurred by the Custodian or the Client by reason of the negligence (whether through action or inaction) or willful misconduct of such Subcustodian in connection with the services provided by such Subcustodian pursuant to the applicable subcustodian agreement.

11.       Limitations on Responsibilities and Liabilities

(a) Generally. The Custodian shall be responsible for the performance of only those duties as are set forth herein or for those specific operational services as set out in the Service Level Description or contained in an Authorized Instruction that is not contrary to the provisions of this Agreement.

(b) Consequential Damages. Under no circumstances shall the Custodian or any Subcustodian be liable to the Client or any other person for indirect, special or consequential
                                   10
damages, even if the Custodian or such Subcustodian is apprised of the likelihood of such damages.

(c) Corporate Actions. The Custodian shall not be liable for any loss occasioned by the failure of the Custodian to notify the Client of any payment of dividends or interest or any redemption, rights offering or other distribution made with respect to any Security or any other corporate action taken or to be taken with respect to any Security if the Custodian or a Subcustodian has not received notice of such transaction directly from or on behalf of the issuer of such Security or if such distribution or action was not included in the reports of an internationally-recognized investment data service selected by the Custodian as governed further in accordance with the Service Level Description.

(d) Authorized Instructions. Neither the Custodian nor any Subcustodian shall be liable for any action taken in accordance with an Authorized Instruction.

(e) Payment and Delivery Instructions. In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, the Client agrees that, notwithstanding the Client's instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian or a Subcustodian may make or accept payment for or delivery of Securities at such time and in such form and manner as shall be in accordance with relevant local law and practice or with the customs prevailing in the relevant market among securities dealers The Client shall bear the risk that (i) the recipient of Securities may fail to make payment, return such Securities or hold such Securities or the proceeds of their sale in trust for the Client and (ii) the recipient of payment for Securities may fail to deliver the Securities (such failure to include, without limitation, delivery of forged or stolen Securities) or to return such payment, in each case whether such failure is total or partial or merely a failure to perform on a timely basis. Neither the Custodian nor any Subcustodian shall be liable to the Client for any loss resulting from any of the foregoing events.

(f) Reversals. In some securities markets and cash clearing systems, deliveries of securities and cash may be reversed under certain circumstances. Accordingly, credits of Securities to a Securities Account and Cash to the Cash Account are provisional and subject to reversal if, in accordance with relevant local law and practice, the delivery of the security or cash giving rise to the credit is reversed.

(g) Foreign Currency Risks. The Client shall bear all risks of investing in Securities or holding Cash denominated in a currency other than that of the Client's home jurisdiction. Without limiting the foregoing, the Client shall bear the risks that rules or procedures imposed by Securities Depositories, exchange controls, asset freezes or other laws or regulations shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Client of Securities or Cash held outside the Client's jurisdiction or denominated in a currency other than the currency of the Client's home jurisdiction or the conversion of Cash from one currency into another currency. The Custodian shall not be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither the Custodian nor any Subcustodian shall be liable to the Client for any loss resulting from any of the foregoing events.

(h) Force Majeure. Not withstanding any other provision contained herein, neither the Custodian nor any Subcustodian shall be liable for any action taken, or any failure to take any action required to be taken, hereunder or otherwise to fulfill its obligations hereunder (including without limitation the failure to receive or deliver securities or the failure to receive or make any payment) in the event and to the extent that the taking of such action or such failure arises out of or is caused by war, insurrection, riot, civil commotion, act of God, accident, fire, water damage, explosion, mechanical breakdown, computer or system failure or other failure of equipment, failure or malfunctioning of any communications media for whatever reason, interruption (whether partial or total) of power supplies or other utility of service, strike or other stoppage (whether partial or total) of labor, any law, decree, regulation or order of any government or governmental body (including any court or tribunal), or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond its reasonable control.

(i) Client's Reporting Obligations. The Client shall be solely responsible for compliance with any notification, license or other requirement of any jurisdiction relating to or affecting the Client's beneficial ownership of the Securities, and neither the Custodian nor any Subcustodian assumes liability for noncompliance with such requirements.

(j) No Investment Advice. Neither the Custodian nor any Subcustodian or BONY Affiliate is under any duty to provide the Client with investment advice or to supervise its investments.

(k) Fraudulent Securities. Neither the Custodian nor any Subcustodian shall have any liability for losses incurred by the Client or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities that Custodian or Subcustodian believes in good faith to be proper and valid Securities (or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market).

12.      Use of BONY Affiliates

(a) Executing Orders. The Custodian shall, in its sole discretion and if permitted by applicable law, accept orders from the Client for the purchase or sale of Securities and either execute such orders itself or by means of BONY Affiliates or brokers or other financial organizations selected by it using reasonable care, subject to the fees and commissions in effect from time to time. In executing any such orders, Custodian shall use reasonable care to obtain a reasonable price in executing such orders. The Custodian shall not be responsible for any act or omission, or for the solvency, of any broker or other financial organization so selected to effect any transaction for the account of the Client. When instructed to buy or sell Securities for which the Custodian or a BONY Affiliate acts as a dealer, the Custodian may buy or sell such Securities from or to either itself, as principal, or such BONY Affiliate.

(b) Disclosure to BONY Affiliates. Notwithstanding the provisions of
Section 25 hereof, the Custodian may disclose to any BONY Affiliate details with respect to the Securities and the transactions effected hereunder. Such disclosure shall be for the purpose of identifying banking, securities and financial services that BONY Affiliates may be able to provide to the Client.

(c) Sub-Contracting. The Client hereby agrees that the Custodian may arrange with any BONY Affiliate to perform on behalf of the Custodian any act required to be performed by the Custodian hereunder.

13.      Fees

The Client agrees to pay the Custodian as compensation for the services provided hereunder a fee computed at rates set forth in Appendix N to the Service Level Description or as otherwise agreed upon from time to time in writing by the Custodian and the Client, as well as all assessments, charges and expenses (including, without limitation, reasonable legal expenses and attorney's fees) reasonably incurred by the Custodian in connection with this Agreement.

14.      Liens

The Client agrees that the Custodian will not have or claim any lien or right of retention over the Securities, or any right to sell any of those Securities, except in relation to any unpaid sum due to the Custodian for or in connection with services rendered under this Agreement.

15.      Indemnification by the Client

The Client agrees to indemnify the Custodian and each Subcustodian and to hold the Custodian and each such Subcustodian harmless from any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors) incurred by the Custodian or such Subcustodian in rendering services hereunder or in connection with any breach of the terms of this Agreement by the Client, except such loss or liability which results from the Custodian's or such Subcustodian's failure to exercise the standard of care required by
Section 10(a) hereof.

16.      Termination

This Agreement may be terminated by the Custodian or the Client following receipt by the other party of not less than 60 days prior written notice thereof; provided that such termination may be immediate if the other party shall be in breach of its obligations hereunder or shall become the subject of bankruptcy, insolvency, reorganization, receivership or other similar proceedings. If notice of termination is given by the Custodian, then the Client shall, within 60 days following receipt of such notice, specify in an Authorized Instruction the names of the persons to whom all Securities and Cash shall be delivered or paid. In such case, the Custodian shall, subject to the payment of amounts owed to it pursuant to Sections 6(b) and 13 hereof, deliver such Securities and Cash, and instruct each Subcustodian to deliver any Securities or Cash held by such Subcustodian, to the persons so specified. If within 60 days following the receipt of a notice of termination by the Custodian, the Custodian does not receive from the Client the names of the persons to whom such Securities and Cash shall be delivered, the Custodian, at its election, may deliver such Securities and Cash, and instruct each Subcustodian holding any Securities or Cash to deliver such Securities and Cash, to a bank or a trust company doing business in the state or country where such Securities and Cash were held. Securities or Cash so delivered shall be held and disposed of pursuant to the provisions of this Agreement or an Authorized Instruction or may be continued to be held until the names of such persons are delivered to the Custodian. If notice of termination is given by the Client, the Custodian shall, subject to the payment of all amounts owed to it pursuant to Sections 6(b) and 13 hereof, deliver such Securities and Cash, and instruct each Subcustodian holding any Securities or Cash to deliver such Securities or Cash, to the persons specified in an Authorized Instruction. The indemnity provisions of this Agreement and the provisions limiting the liabilities of the Custodian and Subcustodians shall survive the termination of this Agreement.

17.      Notices

Except as otherwise specified herein, any notice or other communication to the Custodian or Client is to be addressed to the respective party as set forth in Appendix B hereto, or in such other manner as may be specified by the one party to the other in writing from time to time. Unless otherwise specified herein, notices shall be effective when received. If any Authorized Instruction is given to the Custodian orally, then the Custodian's record of such instruction shall constitute prima facie evidence of the contents of such instruction, notwithstanding any conflicting written confirmation or record of such instruction provided by the Client.

18.      Amendments and Waivers

Any provision of this Agreement (including the Appendices hereto) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Client and the Custodian; provided, however, that subject always to the terms of Section 10(a)(i), above,
(i) the Custodian may from time to time delete the name of any Subcustodian from Appendix A1 or Securities Depository, book-entry system or clearing system from Appendix A2, with notice pursuant to
Section 10(a)(i) but without the prior consent by the Client, and (ii) the Custodian may from time to time add the name of any bank to Appendix A1 or the name of any Securities Depository, book-entry system or clearing system to Appendix A2, and shall notify the Client promptly by electronic communication or facsimile or telex and by first class mail of such addition.

19.      Claims

Any claim arising out of or related to this Agreement must be brought no later than three years after the later of the time at which such claim has accrued or the time at which the party bringing the claim becomes aware of such claim.

20.      Successors and Assigns; Governing Law; Jurisdiction

This Agreement shall bind the successors and assigns of the Custodian and the Client. Except as otherwise provided by the terms of this Agreement, neither the Custodian nor the Client may assign any of its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement shall be governed by and construed in accordance with the law of the State of New York. The Client hereby submits to the non-exclusive jurisdiction of any federal or state court in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, or the transactions contemplated hereby. The Client hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Client and the Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

21.      Counterparts

This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

22.      Headings

The section headings used herein are for information only and shall not affect the interpretation of any provision of this Agreement.

23.      Evidence

The Custodian's books and records (whether on paper, microfilm, microfiche, by electronic or magnetic recording, or any other mechanically reproducible form or otherwise) shall be deemed to constitute, in the absence of manifest error, sufficient evidence of the facts stated therein and of any obligations of the Client to the Custodian.

24.      Reserved

25.      Confidentiality

The parties hereto agree not to disclose to any other party and to keep confidential the terms and conditions of this Agreement, any amendment hereof, and any Exhibit, Attachment or Appendix hereto, including but not limited to service level profiles, specifications or communication interfaces or products, or any user manual. The Client agrees to cause all Authorized Persons to comply with the provisions of this Section 25. Notwithstanding the foregoing, the Client may disclose such terms and conditions of this Agreement relating to custody services provided by the Custodian to the Client with respect to the assets of such customer, subject to a written agreement of non-disclosure by an actual customer or a written notice of confidentiality from the Client to a prospective customer. In the event that either the Client (including any Authorized Person) or the Custodian breaches this Section 25 with respect to any aspect of communication interfaces or products, or any user manual, the other party shall be entitled to temporary and permanent injunctive relief against the other party (or such Authorized Person, as the case may be) without the necessity of proving actual damages. Notwithstanding any other provision herein, the Custodian may disclose the Client's name, address and securities position and other information to such persons and to such an extent as required by law, the rules of any stock exchange or regulatory or self-regulatory organization, or any order or decree of any court or administrative body that is binding on the Custodian or any Subcustodian or Securities

Depository, or the terms of the organizational documents of the issuer of any Security or the term of any Security itself.

26.      License

The Custodian hereby grants to the Client a personal, non-transferable and nonexclusive license to use, for its internal purposes only, the respective number of copies of any hardware, firmware, microcode and software set forth in Appendix D or hereafter identified by the Custodian in writing as communication products (the "Communication Products"), for the respective terms set forth in Appendix D and at the respective locations set forth in Appendix D, solely in connection with transmitting and receiving electronic communications to and from the Custodian in connection with this Agreement. The Client hereby acknowledges and agrees that this license is subject to the terms and conditions set forth in Appendix E.

27.      Severability

In the event any of the terms or provisions of this Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

28.      Integration Clause

This Agreement and the Service Level Description constitute the entire Agreement between the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the matter hereof.
---------------------------------------------
In Witness Whereof, the parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

The Bank of New York                                        Nations Annuity Trust
By:__________________________________________________       By:__________________________________________________

Title:_______________________________________________       Title::______________________________________________



Appendix A1

Global Custody Network



              Country/Market        Subcustodian(s)                        Country/Market    Subcustodian(s)
              Argentina*            BankBoston, N.A.                       Greece            National Bank of Greece SA
              Australia*            Commonwealth Bank of                   Hong Kong*        The Hongkong and Shanghai Banking
                                    Australia/National Australia Bank                        Corporation Limited
                                    Limited
              Austria*              Creditanstalt-Bankverein               Hungary           Citibank Budapest Rt.
              Bahrain               The British Bank of the Middle East    Iceland           Landsbanki Islands
              Bangladesh            Standard Chartered Bank                India             The Hongkong and Shanghai Banking
                                                                                             Corporation Limited/Deutsche Bank AG
              Belgium*              Banque Bruxelles Lambert               Indonesia         The Hongkong and Shanghai Banking
                                                                                             Corporation Limited
              Bermuda               Bank of Bermuda Limited                Ireland*          Allied Irish Banks, plc
              Botswana              Stanbick Bank Botswana Limited         Israel            Bank Leumi LE - Israel B.M.
              Brazil*               BankBoston, N.A.                       Italy*            Banca Commerciale Italiana/Banque
                                                                                             Paribas S.A.
              Bulgaria              ING Bank-Sofia                         Ivory Coast       Societe Generale de Banque en Cote
                                                                                             d'Ivoire
              Canada*               Royal Bank of Canada                   Japan*            The Bank of Tokyo-Mitsubishi Limited/
                                                                                             The Fuji Bank, Limited
              Chile*                BankBoston, N.A./Banco de Chile        Jordan            The British Bank of the Middle East
              China*                Standard Chartered Bank                Kenya             Stanbic Bank Kenya Limited
              Colombia              Cititrust Colombia S.A.                Latvia            Societe Generale Riga
              Costa Rica            Banco BCT                              Lebanon           The British Bank of the Middle East
              Croatia               Privredna Banka Zagreb d.d.            Lithuania         Vilniaus Bankas
              Cyprus                Bank of Cyprus                         Luxembourg*       Banque Internationale a Luxembourg
              Czech Republic        Ceskoslovenska Obchodni Banka A.S.     Malaysia*         Hongkong Bank Malaysia Berhad
              Denmark*              Den Danske Bank                        Mauritius         The Hongkong and Shanghai Banking
                                                                                             Corporation Limited
              EASDAQ                Banque Bruxelles Lambert               Mexico            Banco Nacional de Mexico/Citibank
                                                                                             Mexico, S.A.
              Ecuador               Citibank, N.A.                         Morocco           Banque Commerciale du Maroc
              Egypt                 Citibank, N.A.                         Namibia           Stanbic Bank Namibia Limited
              Estonia               Hansabank Limited                      Netherlands*      Mees Pierson/KAS Associate NV/Bank
                                                                                             Labouchere NV
              Euromarket            Cedel Bank                             New Zealand*      Australia and New Zealand Banking
                                                                                             Group Limited
              Euromarket            Euroclear                              Nigeria           Stanbic Merchant Bank Nigeria Limited
              Finland*              Merita Bank Ltd.                       Norway*           Den norske Bank ASA
              France*               Banque Paribas S.A./Credit             Oman              The British Bank of the Middle East
                                    Commercial de France
              Germany*              Dresdner Bank AG                       Pakistan          Standard Chartered Bank
              Ghana                 Merchant Bank (Ghana) Limited          Peru              Citibank, N.A.

*   Indemnified Subcustodians

                                       17




              Philippines           The Hongkong and Shanghai Banking      Sweden            Skandinaviska Enskilda Banken
                                    Corporation Limited
              Poland                Bank Handlowy W. Warszawie S.A.        Switzerland       Union Bank of Switzerland/Bank Leu Ltd.
              Portugal*             Banco Comercial Portugues/Banco        Taiwan            The Hongkong and Shanghai Banking
                                    Espirito Santo                                           Corporation Limited
              Romania               ING Bank Bucharest Branch              Thailand          Siarn Commercial Bank Public Company
                                                                                             Limited/
                                                                                             Bangkok Bank Public Company Limited
              Russia                Vneshtorgbank (Min Fin Bonds only)/    Tunisia           Banque Internationale Arabe de Tuniste
                                    Credit Suisse First Boston Limited/
                                    Unexim Bank
              Singapore*            United Overseas Bank Limited/The       Turkey            Osmanli Bankasi A.S. (Ottoman Bank)
                                    Development Bank of Singapore
                                    Limited
              Slovakia              Ceskoslovenska Obchodna Banka, a.s.    Ukraine           Bank Ukraina
              Slovenia              Banka Creditsanstalt D.D., Ljubljana   United Kingdom    The Bank of New York, N.A./First
                                                                                             Chicago Clearing Center
              South Africa          The Standard Bank of South Africa      United States     The Bank of New York, N.A.
                                    Limited
              South Korea*          Standard Chartered Bank                Uruguay           BankBoston, N.A.
              Spain                 Banco Bilbao Vizcaya                   Venezuela         Citibank, N.A.
              Sri Lanka             Standard Chartered Bank                Zambia            Stanbic Bank Zambia Limited
              Swaziland             Stanbic Bank Swaziland Limited         Zimbabwe          Stanbic Bank Zimbabwe Limited


Appendix A2

Global Custody Network & Depositories

Country        Depository1
-------------- ----------------------------------------------------------------

Argentina      Caja de Valores
               CRYL

Australia      Austraclear Limited
               Reserve Bank Information and
               Transfer System (RITS)

Austria        Oesterreichische Kontrollbank AG (OeKB)

Bahrain        Clearing and Settlement Department (CSU) of the Bahrain Stock
                   Exchange (BSE)
               Bahrain Monetary Authority

Bangladesh     Dhaka Stock Exchange Clearinghouse

Belgium Caisse Interprofessionelle de Depot et Virements de Titres (CIK) Banque Nationale de Belgique (Belgian National Bank, BNB)

Bermuda        None

Bolivia        Not Available

Botswana       None

Brazil         Bolsa de Valores de Sao Paulo
                   (BOVESPA) Custody Service

               Camara De Liquidacao e Custodia S.A., (CLC)

               Central de Custodian e Liquidacao Financeira de Titulos (CETIP)

               Sistema Especial de Liquidacao e Custodia (SELIC)



1 In addition to the central bank, if applicable.

Country        Depository1
-------------- ----------------------------------------------------------------

Bulgaria       Bulgarian National Bank
               The Central Depository (CDAD)

Canada         Bank of Canada
               Canadian Depository for Securities (CDS)

Chile          Deposito Central de Valores
                   (DECEVAL) Scheduled 12/96

China Shanghai Securities Central Clearing and Registration Corporation Shenzhen Securities Clearing Company Limited

Colombia       Deposito Central de Valores (DCV)
               Deposito Centralizado de Valores (Deceval)

Croatia        Sredisnja Depozitama Agencija
               Ministry of Finance
               National Bank of Croatia

Cyprus         None

Czech          Czech National Bank (CNB)
Republic       Central Securities Depository (SCP)
               Komercni Banka

Denmark        Vaerdipapierkentralen (VP)

Ecuador        Deposito Central de Valores (DECEVALE) (scheduled to be
                   operative in 1998)

Egypt          Misr. for Clearing, Settlement and Depository (MCSD)

Estonia        Estonia Central Securities Depository (ECSDL)

Finland        Central Securities Depository (APK)

France         SICOVAM (Societe Interprofessionnelle pour la Compensation des
                   Valeurs Mobilieres)
               Banque de France

Germany Deutsche Borse Clearing AG (formerly known as Deutscher Kassenverein or DKV).


1 In addition to the central bank, if applicable.

Country        Depository1
-------------- ----------------------------------------------------------------

Ghana          Not available

Greece         Apothetirion Titlon, AE (Central Securities Depository)
               Bank of Greece

Hong Kong      Hong Kong Securities Clearing Company Limited
               Central Moneymarkets Unit

Hungary        Keler

Iceland        None

India Each of the 23 stock exchanges in India has a clearinghouse, such as the BSE Clearinghouse for the Bombay Stock Exchange and the National Securities Clearing Corporation Ltd. (NSCCL) for the National Stock Exchange
               National Securities Depository Ltd. (NSDL)

Indonesia      None

Ireland        CREST
               CBISSO, the Central Bank of Ireland Securities Settlement Office

Isreal         No Central Depository, Only 4 Centralizing banks

Italy          Monte Titolo
               Banca d'Italia (Bank of Italy)

Ivory Coast    None

Japan          Japan Securities Clearing Corporation
               Japan Securities Depository Center (JASDEC)
               Bank of Japan

Jordan         Central Bank of Jordan

Kenya          None

Korea (South)  Korea Securities Depository Corporation (KSD)


1 In addition to the central bank, if applicable.

Country        Depository1
-------------- ----------------------------------------------------------------
Latvia         Latvian Central Depository (LCD)

Lebanon        Midclear
               Bank of Lebanon

Lithuania      Central Securities Depository of Lithuania

Luxembourg     None

Malaysia       Malaysian Central Depository Sdn Bhd
               Bank Negara

Mauritius      Mauritius Stock Exchange Ltd. (SEM)

Mexico         Banco de Mexico
               Institutional Deposito de Valores, S.A. Ltd. (Indeval)

Morocco        Maroclear (including the Centrale des Titres Scripturaus).
               The Bank Al Maghrib

Namibia        None

Netherlands    Nederlands Centraal Instituut voor Giraal Effectenverkeer
               (NECIGEF) De Nederlandsche Bank NV

New Zealand    New Zealand Central Securities Depository (formerly Austraclear)

Nigeria        Central Secs. Clearing System Ltd.

Norway         Verdipapirsentralen or VPS (Norwegian Registry of Securities)

Oman           None

Pakistan       Each of the three stock exchanges has its own clearinghouse:
                   Karachi, Lahore and Islamabad Stock Exchange (Guarantee) Ltd.
Peru           Caja de Valores y Liquidaciones ICLVS.A. (CAVALI)

Phillippines   Philippine Central Depository (PCD)



1 In addition to the central bank, if applicable.

Country        Depository1
-------------- ----------------------------------------------------------------

Poland         National Depository for Securities (NDS)
               National Bank of Poland (NBP)

Portugal       Central De Valores Mobiliarios (CVM)


Romania        National Bank of Romania
               Bucharest Stock Exchange (BSE)
               The Central Depository (SNCDD)

Russia         Moscow Interbank Currency Exchange (MICEX)
               Unexim Bank

Singapore      The Central Depository (Pte.) Ltd. (CDP)

Slovakia       Stredisko cennych papierov (SCP)
               National Bank of Slovakia (NBS)

Slovenia       Central Securities Clearing Corporation of Slovenia (KDD)

South Africa   Central Depository Ltd. (CD)

Spain          Servicio de Liquidacion y compensacion de
                   Valores (SCL)
               Bank of Spain
               ESPACLEAR

Sri Lanka      Central Depository System (CDS)

Swaziland      None

Sweden         Vardipapircentralen (VPC)

Switzerland    Schweizerische Effekten-Giro AG (SEGA)
               Intersettle

Taiwan         Taiwan Securities Central Depository Co. Ltd.

Thailand       The Stock Exchange of Thailand (SET)

1 In addition to the central bank, if applicable.

Country        Depository1
-------------- ----------------------------------------------------------------

Tunisia        Societe Tunisienne Interprofessionelle pour la Compensation et les
                   Depos des Valeurs Mobilieres (STICODEVAM)
               Central Bank of Tunisia

Turkey         Takasbank
               Central Bank of Turkey (CBT)

Ukraine        National Bank of Ukraine

United         CGO (Central Gilts Office)
Kingdom        CMO (Central Money Markets Office)
               CREST

United States  Depository Trust Company
               Participants Trust Company
               Federal Reserve Bank

Uruguay        None

Venezuela      Caja de Valores (CVV Venezolana)

Zambia         Zambian Central Depository, part of the
                   Lusaka Stock Exchange

Zimbabwe       None


1 In addition to the central bank, if applicable.

Appendix B

Notices to the Custodian

The Bank of New York, Brussels Office
35 avenue des Arts
Brussels 1040, Belgium

Attention:  Securities Trust and Information Services, Global Custody

Facsimile No. 322-512-4977

Telephone No. 322-508-8365

Notices to the Client

[To be provided by Client]

Appendix C

Persons Authorized by the Client to Receive Security Procedure Materials

Authorized individuals from the following organizations:

Nations Bank, N.A.

NationsBanc Advisors, Inc.

TradeStreet Investment Associates, Inc.

Gartmore Global Partners

First Data Investor Services Group, Inc.


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


Appendix D

Communication Products

----------------------------- -------------------------------------- ----------------- ==============
   Communication Product                      Term                   Number of Copies    Location
                                           (Check One)                                      (S)
----------------------------- -------------------------------------- ----------------- ==============
                              [ ]   As long as this Agreement
                              remains in effect

                              [ ]   One year with automatic renewal
                              for successive one year terms
                              thereafter

                              [ ]   Fixed term until ________
----------------------------- -------------------------------------- ----------------- --------------
                              [ ]   As long as this Agreement
                              remains in effect

                              [ ]   One year with automatic renewal
                              for successive one year terms
                              thereafter

                              [ ]   Fixed term until ________
----------------------------- -------------------------------------- ----------------- --------------
                              [ ]   As long as this Agreement
                              remains in effect

                              [ ]   One year with automatic renewal
                              for successive one year terms
                              thereafter

                              [ ]   Fixed term until ________
----------------------------- -------------------------------------- ----------------- --------------
                              [ ]   As long as this Agreement
                              remains in effect

                              [ ]   One year with automatic renewal
                              for successive one year terms
                              thereafter

                              ?   Fixed term until ________
----------------------------- -------------------------------------- ----------------- --------------


Appendix E

Communication Products - Terms and Conditions


1. Misuse; Confidentiality; Copies

The Client shall not transfer, sublicense, rent, lease, convey, translate, convert to another programming language, decompile, disassemble, modify or change any Communication Product for any purpose. The Client shall not use any Communication Product in a manner which would violate this license or infringe the proprietary rights of the Custodian or others or violate the laws, tariffs or regulations of any country. The Client agrees not to disclose to any party, except for Authorized Persons from the organizations listed in Appendix C, and to keep confidential all of the Communication Products and all information contained in or related to the Communication Products and related documentation. The Client may make only one copy of each licensed software Communication Product for backup purposes in support of its authorized use of the software. The Client shall include any applicable copyright notice on any such software backup. The Client is permitted to use each licensed copy of any Communication Product on only one computer or local area network at a time.

2. Compatible Products

The Client shall be responsible for obtaining and maintaining hardware, software and other equipment and products that are compatible with the Communication Products, as compatibility is defined by the Custodian from time to time. The Custodian shall give the Client reasonable advance notice of any changes in such compatibility requirements.

3. Documentation

If available, the Custodian shall give the Client one copy of a user manual and related documentation (the "Documentation") for each licensed Communication Product. The Documentation is intended to be used for training and informational purposes. The Documentation describes Security Procedures that the Client must comply with in using the Communication Products. The Client shall immediately notify the Custodian in writing if it believes any Security Procedure has been compromised or if any Communication Product fails to perform as described in the Documentation.

4. Installation

At its option, the Custodian shall either install the Communication Products at the locations specified by the Client or shall furnish the Client with installation instructions. From time to time, at its option, the Custodian shall either install new releases of the Communication Products or furnish the Client with installation instructions and direct the Client to install such new releases by itself. The Client agrees to allow the Custodian to install such new releases or to install such new releases by itself if directed to do so by the Custodian.

5. Returns, Repairs and Replacements

Upon the termination of this License with respect to any Communication Product, the Client agrees to return all copies of such Communication Product and related documentation to the Custodian. The Client agrees to pay any shipping charges incurred in connection with the return of any Communication Product to the Custodian for replacement, update or upon termination of this License with respect to such Communication Product. Communication Products that are lost, damaged or otherwise rendered inoperable due to the Client's negligent, reckless or intentional misuse, or due to reasons beyond the Custodian's control, shall be repaired or replaced at the Client's expense. Communication Product repairs shall only be performed by the Custodian or a party authorized by the Custodian to perform such repairs.

6. Fees; Taxes

The Client agrees to pay the Custodian license fees and such other fees as the parties hereto may agree upon in writing from time to time in connection with obtaining the Communication Products. The Client agrees to reimburse the Custodian for, or shall pay directly to the relevant taxing authorities, any sales, use, value-added, excise or other taxes, other than taxes based on the Custodian's net income, incurred by the Custodian or which may in the future be incurred by the Custodian as a result of this License or on or measured by the prices and other charges of the Communication Products furnished for the Client's use, however designated, levied or based, whenever the Custodian has paid or shall be liable to pay or collect any such tax from the Client pursuant to applicable law, as interpreted by the departmental authorities of the taxing unit.

7. Warranty

The Custodian warrants that, for a period of 30 days after delivery of a Communication Product to the Client such Communication Product will perform substantially in accordance with the then current specifications therefor as set forth in the Documentation. If a Communication Product fails to meet the foregoing warranty and the Client gives the Custodian written notice thereof during the applicable warranty period, the Custodian's sole obligation shall be to provide technical services to attempt to correct the failure, provided that
(i) the Client gives the Custodian detailed information regarding such failure and the Custodian is able to duplicate same and (ii) the Communication Product has not been used in an unauthorized manner or otherwise misused or abused. The Client acknowledges that the Communication Products are complex, may not be error free, and that all errors, if any, may not be correctable or avoidable. Except and to the extent expressly provided above, and in lieu of all other warranties, the Communication Products are provided above, "as is", all warranties and representations of any kind with regard to the Communication Products are hereby disclaimed, including any implied warranties of merchantability or fitness for a particular purpose.

8. Infringement

The Custodian shall defend or settle, at its own expense, any cause of action or proceeding brought against the Client which is based on a claim that the use of a Communication Product infringes any patent, copyright, trade secret or other proprietary right. The Custodian shall indemnify and hold the Client harmless against any final judgment that may be awarded by a court of competent jurisdiction against the Client as a result of the foregoing. The Custodian's obligations hereunder are conditioned upon its receiving from the Client (i) prompt written notice of each such claim, (ii) reasonable cooperation and information in Client's possession and (iii) the right to control and direct the investigation, defense and settlement of each such claim. If a claim is made that a Communication Product infringes any patent, copyright, trade secret or other proprietary right, the Custodian may, in the Custodian's sole discretion, either procure for the

1 In addition to the central bank, if applicable.

Client the right to continue using such Communication Product, modify it to make its use noninfringing, or replace it with a noninfringing product; provided that if none of the foregoing is reasonably available to the Custodian, the Custodian may terminate the license granted herein and require the Client to return all copies of the relevant Communication Product. Notwithstanding the foregoing, the Custodian shall not be liable to the Client pursuant to this Section if a claim is based on (i) a combination of a Communication Product with data or other software or devices not supplied by the Custodian, (ii) modifications to a Communication Product not made by the Custodian or (iii) use of a Communication Product in an unauthorized manner.

Related Services

These terms and conditions and the Documentation are intended to define the rights and obligations of the Client with respect to Communication Products used by the Client in connection with all services (e.g., custody, Portfolios transfers, foreign exchange etc.) offered by BONY and its affiliates to the Client. The provisions of this Agreement and any documents relating to other services offered by BONY and its affiliates may supplement these terms and conditions but in the event of any inconsistency between this Agreement or such other documents and these terms and conditions, these terms and conditions shall prevail.

Intraday Reports

The Client acknowledges that intraday reports received by the Client by means of any Communication Product may contain information that is subject to correction, and that corrections of such information will routinely occur without notice to the Client. The Client understands that intraday reports are provided for informational purposes only and are not to be relied upon for purposes of final reconciliations or otherwise. Neither BONY nor any affiliate or subsidiary of BONY that provides data with respect to intraday reports makes any representation or warranty that such reports are accurate or complete.

1 In addition to the central bank, if applicable.

Appendix F

The Global Custody Agreement applies to the following Portfolios:

Nations International Value Portfolio